For Immediate Release

PLx Pharma Inc. Reports Third Quarter 2021 Results and Provides Business Update

-- Results demonstrate strong execution of initial phase of VAZALORE commercial launch, including shipments to 30,000+ stores nationwide and e-commerce sites --

-- Reported net revenue of $6.6 million in third quarter 2021 reflecting initial sales of VAZALORE --

-- Third quarter 2021 net loss was ($0.80) per share and adjusted non-GAAP net loss per share of ($0.37) --

-- Early feedback received from consumers and healthcare professionals is very positive -–

Sparta, New Jersey, November 12, 2021 — PLx Pharma Inc. (NASDAQ: PLXP) (“PLx” or the “Company”), is a commercial-stage drug delivery platform technology company focused on its clinically-validated and patent-protected PLxGuard™ that has the potential to improve the absorption of many drugs currently on the market and to reduce the risk of stomach injury associated with certain drugs. The Company, with its lead products VAZALORE™ 325 mg and VAZALORE™ 81 mg liquid-filled aspirin capsules (referred to together as “VAZALORE”), announced today certain financial and operational results for the three and nine months ended September 30, 2021.

Highlights of, and certain events during and subsequent to, the third quarter of 2021 include:

•	Extensive VAZALORE commercial launch activities under way:

o	Successfully supplied three stock keeping units (“SKUs”) of VAZALORE into more than 30,000 retail drugstores, supermarkets, mass merchandisers and e-commerce sites nationwide;

o	Deployed a cardiovascular specialty field force to engage with healthcare professionals at leading heart/stroke hospitals and affiliated clinical practices;

o	Launched a national media television campaign to raise awareness among providers and consumers;

o	Implemented a nationwide pharmacist outreach campaign including email alerts and education kits with information and coupon incentives;

o	Continue to receive very positive feedback from consumers and healthcare providers about the benefits of VAZALORE;

•	Reported third quarter 2021 revenue of $6.6 million and a net loss of ($0.80) per basic and diluted share; adjusted non-GAAP net loss was ($0.37) per basic and diluted share;

•	Preliminary results of study titled, Pharmacokinetic and Pharmacodynamic Profile of PL-ASA, a Novel Phospholipid-Aspirin Complex Liquid Formulation, Compared to Enteric-coated Aspirin at an 81 mg Dose – Results from a Prospective, Randomized Crossover Study (F. Franchi et al.), were included in a virtual poster presentation during the Transcatheter Cardiovascular Therapeutics Meeting of the Cardiovascular Research Foundation (TCT 2021) in Orlando, FL.; and

•	Cardiovascular thought leaders held a virtual town hall meeting on October 29, 2021 titled “Should You Stop (or Start) Aspirin? Ask Your Doctor” as a public health service for patients to help clarify the continued critical role of aspirin in secondary prevention.

“We remain focused on executing our VAZALORE commercial strategy with retailers, professionals and consumers,” said Natasha Giordano, Chief Executive Officer of PLx. “The overwhelmingly positive feedback we have received strengthens our confidence in the potential of this brand,” stated Natasha Giordano, Chief Executive Officer of PLx.

“Key thought leaders in the field have been pro-actively engaged in clarifying the foundational role of aspirin in secondary prevention of cardiovascular disease. Also, the availability of new scientifc data on VAZALORE, which is consistent with previous studies that supported the approvals of VAZALORE 81 mg and 325 mg, continues to demonstrate that VAZALORE delivers fast, reliable absorption that patients depend on to help prevent another heart attack or clot-related stroke,” concluded Giordano.

Third Quarter 2021 Financial Highlights

Total revenues for the third quarter of 2021 were $6.6 million, compared to no revenue in the third quarter of 2020 and reflected the launch of VAZALORE 81 mg and 325 mg dose strengths with initial distribution to US retail channels. Net sales were led by 81 mg dose strength (consisting of two SKUs), which represented approximately two-thirds of total revenues in the third quarter of 2021.

Gross margin of 41% reflects outsourced manufacturing and packaging costs, shipping and warehousing costs, expenses related to order processing, quality assurance and royalties.

Total operating expenses were $12.6 million during the third quarter of 2021, compared to operating expenses of $3.2 million for the prior period, reflected the promotional activities and associated expenses for the commercial launch of VAZALORE.

Research and development expenses were $1.6 million for the third quarter of 2021, compared to $1.2 million in the third quarter of 2020. The increase reflects the rise in pre-commercial manufacturing-related activities for VAZALORE. Both periods included spending for VAZALORE clinical trials (81mg dose in 2021 and 325 mg dose in 2020).

Selling, marketing and administrative expenses totaled $11.0 million in the third quarter of 2021 compared to $2.0 million in the prior period, primarily due to VAZALORE launch expenses and increased non-cash stock-based compensation. During the third quarter of 2021, the Company launched a cardiovascular specialty field force and a national media television campaign to raise awareness for VAZALORE among healthcare professionals and consumers.

Other income (expense), net totaled $11.8 million of other expense and $61,847 of other income during the third quarter of 2021 and 2020, respectively. The variance is largely attributable to the non-cash change in fair value of warrant liability primarily due to the fluctuation of the price of the Company’s common stock offset by lower net interest due to the payoff of the term loan.

Net loss attributable to common stockholders for the third quarter of 2021 was $21.6 million, or ($0.80) per basic and diluted share, compared to $3.6 million, or ($0.40) per basic and diluted share, for the third quarter of 2020.

Adjusted non-GAAP net loss per basic and diluted per share was ($0.37) in the third quarter of 2021 compared to ($0.36) in the third quarter of 2020. See table for reconciliation of GAAP to adjusted non-GAAP net loss per basic and diluted share.

Non-GAAP Measures

PLx Pharma’s management considers adjusted non-GAAP net loss and adjusted non-GAAP net loss per basic and diluted earnings per share to be important financial indicators of operating performance, providing investors and analysts with useful measures of operating results unaffected by the impact on the financial statements of the volatility of the change in the fair value of the warrant liability and non-cash and non-recurring dividends and beneficial conversion features on our preferred stock. Management uses adjusted non-GAAP net loss and adjusted non-GAAP net loss per share when analyzing performance. Adjusted non-GAAP net loss and adjusted non-GAAP net loss per share should be considered in addition to, but not in lieu of net loss or net loss per share reported under GAAP.

Liquidity

As of September 30, 2021, the Company had cash and cash equivalents of $82.6 million and $3.3 million in accounts receivable and zero debt on its balance sheet.

Conference Call

As previously announced, PLx management will host its third quarter 2021 conference call as follows:

Date:	Friday, November 12, 2021
Time:	8:30 a.m. ET
Toll free (U.S.):	(866) 394-2901
International:	(616) 548-5567
Webcast (live and replay):	www.plxpharma.com under the ‘Investor Relations’ section.

The archived webcast will be available for 30 days via the aforementioned URL.

About VAZALORE

VAZALORE is an FDA-approved liquid-filled aspirin capsule, available in 81 mg and 325 mg doses. VAZALORE delivers aspirin differently from plain and enteric coated aspirin products. The special complex inside the capsule allows for targeted release of aspirin, limiting its direct contact with the stomach. VAZALORE delivers fast, reliable absorption for pain relief plus the lifesaving benefits of aspirin. To learn more about VAZALORE, please visit www.vazalore.com.

About PLx Pharma Inc.

PLx Pharma, Inc. is a commercial-stage drug delivery platform technology company focused on improving how and where active pharmaceutical ingredients (APIs) are absorbed in the gastrointestinal (GI) tract via its clinically validated and patent protected PLxGuard™ technology. PLx believes this platform has the potential to improve the absorption of many drugs currently on the market or in development, and to reduce the risk of stomach injury associated with certain drugs. To learn more about PLx Pharma Inc. and its pipeline, please visit www.plxpharma.com.

Forward-Looking Statements

Any statements made in this press release relating to future financial or business performance, conditions, plans, prospects, trends, or strategies and other financial and business matters, including without limitation, the prospects for commercializing or selling any products or drug candidates, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, when or if used in this press release, the words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to PLx may identify forward-looking statements. PLx cautions that these forward-looking statements are subject to numerous assumptions, risks, and uncertainties, which change over time. Important factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the failure by PLx to secure and maintain relationships with collaborators; risks relating to clinical trials; risks relating to the commercialization, if any, of PLx’s proposed product candidates (such as marketing, regulatory, product liability, supply, competition, and other risks); dependence on the efforts of third parties; dependence on intellectual property, risks that PLx may lack the financial resources and access to capital to fund proposed operations. Further information on the factors and risks that could affect PLx’s business, financial conditions and results of operations are contained in PLx’s filings with the U.S. Securities and Exchange Commission (“SEC”), which are available at www.sec.gov. Other risks and uncertainties are more fully described in PLx’s Form 10-K for the year ended December 31, 2020 filed with the SEC on March 12, 2021, and in other filings that PLx has made or will make going forward. The forward-looking statements represent PLx’s estimate as of the date hereof only, and PLx specifically disclaims any duty or obligation to update forward-looking statements.

Contact

Investor Relations:

Lisa M. Wilson, In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

Source: PLx Pharma Inc.

FINANCIAL TABLES FOLLOW –

PLx Pharma Inc.

UNAUDITED CONSOLIDATED BALANCE SHEETS

	September 30, 2021	December 31, 2020
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$82,554,297	$22,448,651
Accounts receivable, net	3,253,312	-
Inventory	2,190,350	143,380
Prepaid expenses and other current assets	616,249	393,470
TOTAL CURRENT ASSETS	88,614,208	22,985,501
NON-CURRENT ASSETS
Property and equipment, net	888,658	1,225,879
Right of use assets	255,121	327,161
Goodwill	2,061,022	2,061,022
Security deposit	17,036	17,036
TOTAL ASSETS	$91,836,045	$26,616,599

LIABILITIES, SERIES A AND SERIES B CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$6,452,172	$862,568
Accrued bonuses	839,701	1,184,823
Accrued interest	-	597,411
Term loan, net of discount and fees	-	622,265
Other current liabilities	113,509	275,247
TOTAL CURRENT LIABILITIES	7,405,382	3,542,314
NON-CURRENT LIABILITIES
Warrant liability	37,229,175	9,691,271
Accrued dividends	128,722	2,795,795
Other liabilities	165,494	134,184
TOTAL LIABILITIES	44,928,773	16,163,564

Series A convertible preferred stock: $0.001 par value; liquidation value of $12,642,000; 45,000 shares authorized, 12,642 and 15,000 issued and outstanding, respectively	13,707,935	13,661,578
Series B convertible preferred stock: $0.001 par value; liquidation value of $2,492,722; 25,000 shares authorized, 2,364 and 8,000 issued and outstanding, respectively	2,305,667	7,723,312

STOCKHOLDERS' EQUITY (DEFICIT)
Preferred stock; $0.001 par value; 930,000 shares authorized; none issued and outstanding	-	-
Common stock; $0.001 par value; 100,000,000 shares authorized; 27,477,022 and 13,911,633 shares issued and outstanding, respectively	27,477	13,912
Additional paid-in capital	182,702,379	91,203,050
Accumulated deficit	(151,836,186)	(102,148,817)
TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	30,893,670	(10,931,855)
TOTAL LIABILITIES, SERIES A AND SERIES B CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS' EQUITY (DEFICIT)	$91,836,045	$26,616,599

PLx Pharma Inc.

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
REVENUES:
Net sales	$6,616,100	$-	$6,616,100	$-
Federal grant revenue	-	-	-	30,430
TOTAL REVENUES	6,616,100	-	6,616,100	30,430

Cost of sales	3,912,741	-	3,912,741	-
GROSS PROFIT	2,703,359	-	2,703,359	30,430

OPERATING EXPENSES:
Research and development	1,551,988	1,207,302	3,494,221	3,116,097
Selling, marketing and administrative	11,013,221	1,981,037	19,147,297	6,681,452
TOTAL OPERATING EXPENSES	12,565,209	3,188,339	22,641,518	9,797,549
OPERATING LOSS	(9,861,850)	(3,188,339)	(19,938,159)	(9,767,119)

OTHER INCOME (EXPENSE):
Interest income (expense), net	3,663	(72,705)	(1,843)	(267,213)
Change in fair value of warrant liability	(11,784,305)	134,552	(29,747,367)	2,804,962
TOTAL OTHER INCOME (EXPENSE)	(11,780,642)	61,847	(29,749,210)	2,537,749
LOSS BEFORE INCOME TAXES	(21,642,492)	(3,126,492)	(49,687,369)	(7,229,370)
Income taxes	-	-	-	-
NET LOSS	(21,642,492)	(3,126,492)	(49,687,369)	(7,229,370)

Preferred dividends and beneficial conversion feature	-	(499,797)	(2,524,958)	(1,227,422)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(21,642,492)	$(3,626,289)	$(52,212,327)	$(8,456,792)

Net loss per common share - basic and diluted	$(0.80)	$(0.40)	$(2.34)	$(0.92)

Weighted average shares of common shares - basic and diluted	26,911,855	9,156,260	22,342,538	9,156,260

PLx Pharma Inc.

RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP NET LOSS ATTRIBUTABLE TO COMMON

STOCKHOLDERS AND ADJUSTED NON-GAAP EARNINGS PER SHARE

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2021	2020	2021	2020
Net loss attributable to common stockholders - GAAP	$(21,642,492)	$(3,626,289)	$(52,212,327)	$(8,456,792)
Adjustments:
Change in fair value of warrant liability	11,784,305	(134,552)	29,747,367	(2,804,962)
Preferred dividends and beneficial conversion feature	-	499,797	2,524,958	1,227,422
Adjusted non-GAAP net loss attributable to common stockholders	$(9,858,187)	$(3,261,044)	$(19,940,002)	$(10,034,332)

Adjusted non-GAAP net loss per common share - basic and diluted	$(0.37)	$(0.36)	$(0.89)	$(1.10)

Weighted average shares of common shares - basic and diluted	26,911,855	9,156,260	22,342,538	9,156,260